UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Allergan, Inc.

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To:	All Employees

From	David E.I. Pyott, Chairman of the Board and CEO

Re:	Update on Insider Trading Litigation in U.S. District Court

As you know, in the beginning of August, we filed a lawsuit in federal court against Valeant, Pershing Square and Bill Ackman. In our lawsuit, we alleged that they violated federal securities laws prohibiting insider trading, engaged in other fraudulent practices, and failed to disclose legally required information.

Today, Judge David O. Carter found that Allergan raised serious questions as to whether Valeant and Pershing Square violated SEC Rule 14e-3, which prohibits trading on the basis of material nonpublic information when an offering person has taken a substantial step or steps to commence a tender offer of a target company. Additionally, the Court ordered that Valeant and Pershing Square must revise their proxy disclosures to reflect the truth behind their hostile acquisition plan.

We had previously asked the Court to bar Pershing Square from voting its shares at the Special Meeting of Stockholders scheduled for December 18, 2014, and we intend to file an emergency appeal with the United States Court of Appeals for the Ninth Circuit asking them to reconsider the proposed remedy. We believe that this outcome will ensure that the Special Meeting constitutes a fair forum in which shareholders can express their views. For additional information, a copy of the press release we issued today is attached.

It’s likely that today’s development will generate interest from the media and other outside parties. I would ask that you continue to do what you have done so well these past months – remain focused on our business priorities.

As always, I would like to convey my enduring appreciation of your hard work, talent and dedication to delivering on our commitments to our physician customers and their patients.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding Allergan’s earnings per share, strategic plan, and business performance. These forward-looking statements are made as of the date they were first issued and are based on current expectations as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Allergan’s control. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. Additional information concerning these and other risks can be found in press releases issued by Allergan, as well as Allergan’s public filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Allergan’s press releases and additional information about Allergan are available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 1-714-246-4636.

Important Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. Allergan has filed a solicitation/recommendation statement on Schedule 14D-9, as amended, with the SEC that has been mailed to Allergan’s stockholders. In addition, Allergan has filed a preliminary proxy statement with the SEC on October 6, 2014, and intends to file a definitive proxy statement. Any definitive proxy statement will be mailed to Allergan’s stockholders. INVESTORS AND STOCKHOLDERS OF ALLERGAN ARE ENCOURAGED TO READ THESE AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of these documents as they become available and any other documents filed with the SEC by Allergan at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Allergan’s website at www.allergan.com. Copies of these materials may also be requested from Allergan’s information agent, Innisfree M&A Incorporated, toll-free at 877-800-5187.

Allergan, its directors and certain of its officers and employees are participants in solicitations of Allergan stockholders. Information regarding the names of Allergan’s directors and executive officers and their respective interests in Allergan by security holdings or otherwise is set forth in Allergan’s proxy statement for its 2014 annual meeting of stockholders, filed with the SEC on March 26, 2014, as supplemented by the proxy information filed with the SEC on April 22, 2014. Additional information can be found in Allergan’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 25, 2014 and its Quarterly Report on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, filed with the SEC on May 7, 2014 and August 5, 2014, respectively. To the extent holdings of Allergan’s securities have changed since the amounts printed in the proxy statement for the 2014 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.